Exhibit 10.16

This Memorandum of Understanding ("MOU") confirms the intentions of Sarnoff Corporation, headquartered at 201 Washington Road, Princeton, NJ 08543-5300 ("Sarnoff") and AdZone Research, Inc. headquartered at 4062-80 Grumman Blvd., Ste. 201, Calverton, NY 11933 ("AdZone") (together the "Parties") to collaborate on the development and commercialization of technology related to steganographic detection and cyber security. This MOU sets forth certain subjects that are intended to facilitate and promote the collaboration effort.

1.   Steganographic detection shall be defined as . . .

2.   Cyber security shall be defined as . . .

3. The Parties agree to jointly market, on a non-exclusive basis, their respective technologies as defined above. In particular, Sarnoff will provide the integration layer that will permit the seamless operation of multiple functionalities, including AdZone's NetGet(TM) steganographic detection capability and Sarnoff's cyber security capabilities. Sarnoff will also be used to integrate either Knowledge Management capabilities of their own design or those supplied by third parties. The Parties will provide their respective services at terms and conditions to be negotiated in the future.

2. The Parties agree that each Party shall be liable for its own costs and expenses in connection with this MOU and in developing product plans, business plans and any other such documents for this collaboration.

3. Neither Party shall make any press release or public announcement relating to the terms and provisions of this MOU or release any other non-public information relating to this MOU without the other Party's prior written consent. The Confidential Disclosure Agreement, by and between the Parties, dated December 9, 2002, shall govern the exchange of any confidential information under this MOU and is incorporated herein by reference.

4. The Parties will jointly own all Intellectual Property developed jointly under the MOU by Sarnoff and AdZone employees and/or consultants assigned to the collaboration and which are within the scope of the collaboration ("Joint Foreground Intellectual Property"). Each Party will grant the other a joint non-exclusive, royalty free license in the Joint Foreground Intellectual Property and the Parties will share equally in any consideration received from its or their exploitation of Joint Foreground Intellectual Property. The Parties will agree in advance upon any exploitation of Joint Foreground Intellectual Property. The Parties will bear equally the costs associated with protection of each item of Joint Foreground Intellectual Property. A Party that does not pay such costs shall relinquish to the remaining Party, its share of the title to such item of Joint Foreground Intellectual Property. Intellectual Property shall mean innovations, inventions, computer software, and any resulting patent applications, patents and copyrights in all countries.

5. AdZone will own all Intellectual Property developed under the MOU solely by AdZone employees and/or consultants assigned to the collaboration and which are within the scope of the collaboration ("AdZone Foreground Intellectual Property"). AdZone will bear the costs associated with protection of AdZone Foreground Intellectual Property.

6. Sarnoff will own all Intellectual Property developed under the MOU solely by Sarnoff's employees and/or consultants assigned to the collaboration and which are within the scope of the collaboration ("Sarnoff Foreground Intellectual Property"). Sarnoff will bear the costs associated with protection of Sarnoff Foreground Intellectual Property.

7. For any program contracts that are won during the collaboration by the Parties, the Parties will jointly agree to determine which Party will perform which work and the consideration due to the Party performing that portion of the work. Each Party will designate a liaison that will be responsible for maintaining the relationship set forth in this MOU.
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8.   Neither of the Parties hereto nor any of their respective representatives shall be construed to be the agent, employer, partner or representative of the other. Neither Party will have an expressed or implied right of authority to assume or create any obligation or other responsibility on behalf of or in the name of the other Party without its express consent.

9. No licenses are granted or implied by either Party to the other Party in any of its intellectual property under this MOU.

10. This MOU shall not be binding upon the Parties, their successors, assigns, heirs and legal representatives, as the case may be. Neither Party hereto may assign this MOU without the prior written consent of the other Party.

11. This MOU shall expire one year from the date of signing unless superseded by fully-executed definitive agreements, including technical service agreements and awards resulting from proposal submissions made during this period or extended or terminated by written agreement of both Parties.

12. This MOU shall be governed by applicable New Jersey law, and jurisdiction for any legal action regarding this MOU shall be in the state or federal courts in New Jersey.

13. All disputes, except claims relating to patent scope, validity, enforceability and infringement, arising hereunder which cannot be resolved between the Parties shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association. Arbitration shall be conducted in Delaware and each Party shall bear its own cost of arbitration. This MOU shall be governed by the laws of the state of New Jersey and the arbitrators shall apply such law without regard to the principles of the conflict of laws. Decision of the arbitrators shall be final and the Parties agree to entry of such decision as judgments in courts of appropriate jurisdiction both in the U.S.A. and all other countries. All disputes relating to patent matters shall be heard in a court of competent jurisdiction in the country issuing the particular patent unless the Parties agree otherwise at the time such a dispute arises.

14. Notwithstanding any language contained herein or in this MOU to the contrary, neither Party shall make a claim against, or be liable to, the other Party or its affiliates or agents for any incidental, special, indirect or consequential damages of any kind arising from this MOU, nor for attorney's fees, loss of use, loss of market share, or lost profits, however these are characterized.

15. This MOU is the entire agreement between AdZone and Sarnoff and supersedes all previous agreements between the Parties. This MOU cannot be changed or waived except by a written agreement signed by AdZone and Sarnoff.

Accepted and Agreed:

ADZONE RESEARCH, INC.                      SARNOFF CORPORATION


By:______________________________          By:_________________________________
Title: __________________________          Title:______________________________
Date: ___________________________          Date:_______________________________